Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and in the related 2005 Employee Stock Purchase Plan, of our report, dated January 23, 2004, relating to the consolidated financial statements of Fauquier Bankshares, Inc. included in the 2003 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year then ended December 31, 2003.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
February 3, 2005